EXHIBIT 99(b)


              IN THE CIRCUIT COURT OF COLE COUNTY, MISSOURI

BLUE CROSS AND BLUE SHIELD                  )
OF MISSOURI,                                )
a Missouri nonprofit corporation,           )
                                            )
                    Plaintiff,              )
                                            )
vs.                                         )    Case No. CV196-619CC
                                            )    Division 1
JAY ANGOFF, in his official capacity        )
as the Director of the Missouri Department  )
of Insurance,                               )
                                            )
and                                         )
                                            )
the MISSOURI DEPARTMENT OF                  )
INSURANCE,                                  )
                                            )
and                                         )
                                            )
JEREMIAH W. (JAY) NIXON, in his             )
official capacity as the Attorney General   )
of the State of Missouri,                   )
                                            )
                    Defendants.             )

                   MEMORANDUM IN SUPPORT OF MOTION TO VACATE

                                Introduction

     On October 29, 1998, without notice to the parties or

request by any party, and with this action still on appeal, the

Court issued its order appointing a Receiver/Custodian pendente lite.  The Receiver/Custodian is charged with the duty of

receiving the certificates representing the stock in RightCHOICE

Managed Care, Inc. that is owned by plaintiff Blue Cross and Blue

Shield of Missouri.  The Receiver/Custodian is to turn those stock certificates over to the Clerk of the Court.  Blue Cross is directed to provide the Court with extensive information within thirty days.  The Court has announced its intention to schedule a hearing on the appointment of a permanent Receiver or Custodian.

     Blue Cross respectfully suggests that the October 29 order should be vacated.  If it stands, the order will have the effect of thwarting rather than achieving its stated purpose: preserving the asset value of Blue Cross and Blue Shield of Missouri pending further proceedings in this case, including the Court's

consideration of a proposed settlement of this action agreed to by all parties.  There is ample legal basis to vacate the order as void ab initio, because it was entered in the absence of

jurisdiction, without due process, and in the absence of any evidence warranting the appointment of a receiver pendente lite.

                            ARGUMENT

I.   THE COURT'S ORDER HAS HAD AND WILL HAVE MATERIAL ADVERSE
     EFFECTS ON THE VALUE OF BLUE CROSS AND OF RIGHTCHOICE.

     Blue Cross is a party to license agreements with the Blue

Cross and Blue Shield Association, the national organization which licenses use of the Blue Cross and Blue Shield names and service marks.(1)  The terms of Blue Cross's license agreements are not unique to Blue Cross Blue Shield of Missouri.  The license agreements of all other Blue Cross and Blue Shield plans contain substantially the same terms.

     RightCHOICE is a controlled affiliate licensee of Blue

Cross.  RightCHOICE's licenses state that RightCHOICE's rights to use the names and marks terminate immediately in the event Blue

Cross ceases to be a licensee.  RightCHOICE and Blue Cross use the names and marks in connection with their business of offering health care plans and related services in their licensed

territory.

     Paragraph 15(a) of each license agreement provides as

follows:

          15.(a) This Agreement shall automatically
     terminate upon the occurrence of any of the following
     events:  . . . (vii) a trustee, interim trustee,
     receiver or other custodian for any of the Plan's [Blue
     Cross'] or BCBSA's [the Association's] property or
     business is appointed, . . ..

     Thus, the express language of the license agreements

provides for automatic termination upon entry of an order

appointing a receiver or custodian.  The Court's order of

October 29 is such an order, and the Association has informed

Blue Cross that it takes the position the Blue Cross licenses have terminated.

     The consequences of termination are specified in

Paragraph 15(d) of the license agreements.  Section 15(d)(iii)

provides that Blue Cross and RightCHOICE are jointly liable for payment to the Association of $25 per licensed enrollee.  All persons receiving coverage under any benefit plan that uses the

Blue Cross or Blue Shield names or marks is a licensed enrollee.

The great majority of the insured lives covered by both Blue

Cross and RightCHOICE and their affiliates are licensed

enrollees.  Blue Cross last computed this penalty as of

December 31, 1997.  The penalty as of that date would have been

$20,970,300.  The number of licensed enrollees has not changed materially since that date, so that it is anticipated that the

Association might seek recovery in excess of $20 million.

     If the Association's position that the licenses have

terminated is sustained and it follows its past practice in

similar situations, its next step will be to conduct a bidding process among existing Blue plans for the right to serve the 85 county area formerly licensed to Blue Cross and RightCHOICE.

Presumably, the highest bidder, which more than likely would NOT be the only other Missouri-based Blue plan, would acquire those rights.

     Blue Cross has reason to believe that the Association will take all steps it deems necessary to prevent it from continued

use of the names and marks.  This may include institution of proceedings to enjoin Blue Cross from using the names and marks.

Inability to use the names and marks would result in material adverse consequences.  Blue Cross and RightCHOICE would no longer be able to offer existing Blue Cross and Blue Shield products or renew existing Blue Cross and Blue Shield benefit plans.  A

significant majority of their marketing currently revolves around the use of the names and marks.  Many profitable products with name recognition in the community use the names and marks in the product name.  All provider directories, promotional materials,

subscriber agreements, explanation of benefit forms and payment forms bear the Blue Cross and Blue Shield names and marks.  The inevitable disruption will cause severe harm to the business and business prospects of both Blue Cross and RightCHOICE.  It could not come at a worse time.  The months of October, November and

December are the most important months for managed care companies because a high percentage of the business is sold or renewed during these months.

     Moreover, under paragraph 15(d) of the license agreements,

Blue Cross is required, within fifteen days of termination of the licenses, to notify all individual and group customers,

providers, brokers, and agents of products or services sold,

marketed, underwritten or administered by Blue Cross or

RightCHOICE.  This notice must contain instructions for obtaining alternate products licensed by the Association.  This notice must be sent by first class mail in a form approved by the

Association.  Loss of the names and marks would in all

probability cause many subscribers and groups to terminate their contracts with RightCHOICE and Blue Cross, and secure coverage elsewhere, whether from another Blue plan or otherwise.

     Termination of the license agreements would also result in immediate termination of Blue Cross' participation in the

national Blue Card program, which permits enrollees of any Blue plan in the United States to obtain coverage through any other

Blue plan.  Termination would also jeopardize the significant benefits that Blue Cross receives as a result of its

participation in national accounts secured by other Blue Cross plans and the Federal Employee Program, which covers federal employees throughout the country.  These accounts and the Blue

Card program together represented 122,764 enrollees as of

September 30, 1998, and year-to-date gross premium revenue of approximately $65 million through September 30, 1998.

     In recent years, the Blue Cross and Blue Shield Association has had to deal with a number of situations in which conditions occurred that might constitute grounds for automatic termination of its license agreements.  It has become increasingly more

assertive in taking the position that termination is automatic,

and that it will not engage in conduct that would reinstitute licenses on a temporary basis or waive the termination.  In Blue

Cross and Blue Shield Mutual of Ohio v. Blue Cross and Blue

Shield Association, 110 F.3d 318 (6th Cir. 1997), for example,

the Association took the position that the license of the Ohio

Blue plan had terminated because a proceeding seeking appointment of a receiver had continued for more than sixty days, thus

triggering an automatic termination provision comparable to that present in the license here.  The Ohio Blue plan went to Court seeking an injunction to prohibit termination of the license.

The Association resisted, the injunction was denied, and the license was terminated.  The Association sold the license to another plan.  Notwithstanding the potential material adverse effects alleged by Blue Cross Blue Shield of Ohio, the Court refused to protect the first Plan's license because it found there was no "serious, substantial, difficult or doubtful

question" that the national association would prevail on the merits of the question whether the license had in fact

terminated.  110 F.3d at 334.

     The court's order here has affected RightCHOICE's credit

arrangements as well.  The loan agreement covering RightCHOICE's line of credit and other major indebtedness provides that events of default occur (i) upon termination of the license agreements,

and (ii) at such time as Blue Cross ceases to own at lest 51% of the combined voting power of RightCHOICE.  The lenders have taken the position that events of default have occurred under both provisions, and that they have the right to pursue all remedies under the loan agreement, including acceleration of the

outstanding indebtedness of approximately $43 million.

RightCHOICE is attempting to solve the immediate problem by

negotiation of a standstill agreement.

     The net effect of the Court's action, then, might well be to effect what the order sought to avoid: a significant reduction in the value of the nonprofit assets that will ultimately be set aside for the benefit of the proper beneficiaries of Blue Cross.

II.  THE COURT LACKS JURISDICTION TO TAKE THE ACTION TAKEN ABSENT
     ISSUANCE OF THE MANDATE OF THE COURT OF APPEALS.

     The order of October 29 is the Court's first step in the

further proceedings that were contemplated at the time it entered its judgments of December 30, 1996.  In those judgments, the

Court found that Blue Cross had violated its statutory purposes under R.S.Mo. Chapter 354 as a health services corporation and under Chapter 355 R.S.Mo. as a nonprofit corporation.  The Court reserved for further proceedings, following exhaustion of appeals in this case, the question of what remedy was appropriate in consequence of those adjudicated violations.

     Blue Cross timely appealed from those judgments.  On August

4, 1998, the Missouri Court of Appeals for the Western District

entered its opinion affirming the judgment below.  Blue Cross timely filed a Motion for Rehearing and Application for Transfer,

which in turn were denied in the Missouri Court of Appeals.  On

October 7, 1998, Blue Cross filed its Application for Transfer in the Supreme Court of Missouri.  That Application for Transfer

remains pending.  The effect of the pendency of the Application for Transfer has been to defer issuance of the mandate of the

Court of Appeals.

     The effect of the appeal has been to divest the Court of

jurisdiction to proceed further in this action.  It is

fundamental that the pendency of an appeal divests the trial court of further jurisdiction in the case; in particular, the trial court may take no further action that is dependent upon the outcome of proceedings in the appellate court.  State ex rel.

Hermann v. Green, 76 S.W.2d 432 (Mo.App.St.L 1934).  Jurisdiction

remains in the appellate court until such time as the mandate issues.  After a case has been appealed, no proceedings can be had in the lower court until there has been filed in that court,

or at least issued, a mandate.  The mandate denotes the judgment,

or judgment and order issued by the appellate court.  State ex rel McGrew Coal Co. v. Ragland, 97 S.W.2d 113, 339 Mo. 452 (Mo.

1936).  It is the issuance of the mandate that revests

jurisdiction in the trial court.  Durwood v. Dubinsky, 361 S.W.2d

779 (Mo. 1962).  The decision of the appellate court is

considered final only at the time the mandate is issued.  Meierer

v. Meierer, 876 S.W.2d 36 (Mo.App. W.D. 1994).

     In its order of October 29, the Court appointed a

Receiver/Custodian pendente lite, and commenced the process by which it is to determine what remedy will be put in place in this case.  Until the mandate issues, the appellate courts will not have conclusively determined that the Court's judgments of

December 30, 1996 shall be affirmed.  Nonetheless, the Court has directed Blue Cross to commence the process of providing

information, in the form of detailed financial statements and accountings of transactions between Blue Cross and RightCHOICE.

These further proceedings are void in the absence of

jurisdiction.  A judgment entered in the absence of jurisdiction is void ab initio.  State ex rel Voigts v. City of Pleasant

Valley, 453 S.W. 2d 700 (Mo.App. K.C. 1970); A.T. Knopf, Inc. v.

Richardson, 674 S.W.2d 174 (Mo.App. 1984).  A void order may be vacated at any time.

     Blue Cross has chosen to pursue its full appellate remedies in seeking review of the Court's judgments of December 30, 1996.

Those judgments have effects, not just in these proceedings, but in other proceedings as well.  There is pending, in the Circuit

Court for the City of St. Louis, a purported class action brought on behalf of Anthony Sarkis and James Hacking, purported

representatives of a class of 1994 Blue Cross subscribers.(2)  The

Sarkis plaintiffs claim, as do the Attorney General and the

Department of Insurance in this action, that the 1994

reorganization and  BlueCross' subsequent operations were

unlawful.  The Sarkis plaintiffs claim that the appropriate

parties to obtain redress for that unlawfulness are the

subscribers.  If the Sarkis damages litigation goes forward, Blue

Cross anticipates that the plaintiffs there will argue that the

December 30, 1996 judgments have res judicata or collateral

estoppel effects on the issues decided thereby.  To avoid those potential collateral effects of the judgment, as well as its effects in the case at bar, Blue Cross deemed it necessary to pursue all of its appellate remedies, and has done so.  This was done with the full knowledge of the other parties to the

Settlement Agreement, who of course reserved the right to contest any filings made by Blue Cross in the appellate courts.  The parties are also using the intervening time to finalize their detailed motion for approval of the Settlement Agreement, which will be filed immediately on issuance of the mandate.

     The necessity of Blue Cross taking action to pursue its

appellate remedies has led to a situation where this Court has not yet acquired jurisdiction, so that the parties may not

formally move for approval of the settlement in this Court.  (The parties furnished the Settlement Agreement to the Court, for the

Court's information, immediately after the Agreement was signed and made public).  The parties expect to present their motion immediately when this Court is revested with jurisdiction.  In the interim, however, the Court has no jurisdiction and any order it enters by way of further proceedings pursuant to its judgments of December 30, 1996 is void.  The October 29 order clearly falls within that category.  It should be vacated for voidness.

III. THE OCTOBER 29 ORDER WAS ENTERED WITHOUT NOTICE OR AN
     OPPORTUNITY TO BE HEARD, AND SO IS VOID AB INITIO.

     The order of October 29 is void for a second reason.  Any

order that is entered without notice and an opportunity to be heard is void for lack of fundamental due process, under both the

Fourteenth Amendment of the Constitution of the United States and

the Due Process Clause of the Constitution of the State of

Missouri, Article I, Section 10.

     It is fundamental that an order entered without notice and an opportunity to be heard is void.  The requirement of notice and an opportunity to be heard is no mere formality but is "the very foundation stone of our procedure."  Around the World

Importing, Inc. v. Mercantile Trust Co., 771 S.W.2d 919, 921 n.1

(Mo.App.W.D. 1989), citing Gladden v. Kansas City, 411 S.W.2d 228

(Mo. 1967) and Hoppe v. St. Louis Public Service Co., 235 S.W. 2d

347, 350 (Mo.banc 1951).  An order entered without such notice is void and a nullity.  Henningsen v. Independent Petro Chemical

Corporation, 875 S.W. 2d 117, 119 (Mo.App. E.D. 1994).

     In Nottebaum v. Leckie, 31 F.2d 556, 559 (3rd Cir. 1929), it

was held that the appointment of a receiver without notice to and knowledge of the defendant until the receiver takes possession of the property was a violation of the due process clause of the

United States Constitution.  Nottebaum was cited with approval in

State ex rel. Kopke v. Mulloy, 43 S.W.2d 806, 810 (Mo. 1931).

     There are limited exigent circumstances in which a court may act without giving notice and an opportunity to be heard.  As shown in Part III below, there are no circumstances here which remotely approach that threshold.  Rather, the Court has entered an order which has substantially affected the contract and

property rights of the parties, without first affording them an opportunity to be heard.  The order is therefore void ab initio for lack of due process.

IV.  THE ORDER IS VOID BECAUSE IT WAS ENTERED IN THE ABSENCE OF
     ANY SHOWING OF THE CIRCUMSTANCES SUFFICIENT TO SUSTAIN
     APPOINTMENT OF A RECEIVER OR A CUSTODIAN PENDENTE LITE.

     The standards for appointment of a receiver or custodian

pendente lite are well established.  The appointment of a

receiver pendente lite without notice, and before giving the adverse party an opportunity to be heard, is a drastic action and may be justified:

     in, and only in, an extreme and exceptional case, in which there is a great emergency and an imperious and most stringent necessity for an immediate appointment, as where the adverse party is out of the jurisdiction of the court or cannot be found and served with notice, or, for some other reason, it is absolutely and imperatively necessary for the court to interfere, before the lapse of the time required to give notice and afford a hearing, to prevent loss, waste, destruction, irreparable injury, or the defeat of the petitioner's rights, or the giving of notice would jeopardize the delivery, safety, custody or control of the property over which the receivership is to be extended, and the rights of the complaining party may be amply and sufficiently protected in no other way, or by no other remedy, such as a temporary injunction or restraining order. (Emphasis added).

State ex rel. Schoenfelder v. Owen, 152 S.W.2d 60, 65 (Mo. 1941),

citing State ex rel. Kopke v. Mulloy, 329 Mo. 1, 43 S.W.2d 806,

810 (1931); State ex rel. International Finance Corporation v.

Southern, 51 S.W.2d 121, 122 (Mo.App. 1932); Pesch v. Boswell, 84

S.W.2d 151, 152 (Mo.App. 1935.  See also State ex rel. Chemical

Dynamics, Inc. v. Luten, 581 S.W.2d 921, 924 (Mo.App. 1979).

     The Owen court stated the only exceptions to the rule

requiring prior notice and hearing before appointment of a

receiver pendente lite as follows:  "First, where the defendants are non-residents, or conceal themselves to prevent service of notice; and, second, where irreparable injury will probably ensue if the property is not brought into court at once, and before notice can be served."  Owen, 152 S.W.2d at 65, citing Mulloy, 43

S.W.2d at 810.

     The appointment of a receiver in violation of this rule of law is "illegal, void and unenforceable and affords ground for prohibition."  Owen, 152 S.W.2d at 65; Mulloy, 43 S.W.2d at 810.

Prohibition has been granted in cases where trial courts have appointed receivers pendente lite without prior notice and

hearing.  E.g., Mulloy, 43 S.W.2d at 812-13; International

Finance Corporation, 51 S.W.2d at 122; Owen, 152 S.W.2d at 64.

See also Pesch, 84 S.W.2d at 153 (reversing trial court's refusal to vacate order appointing receiver, Court of Appeals held that trial court exceeded its authority in appointing a receiver

without notice where there was no showing of an imperative

necessity or a great emergency); Luten, 581 S.W.2d at 924 (trial court's determination that a receiver was necessary to "protect the rights of ALL the parties" was not of such an urgent posture and great emergency that it justified the failure to accord the parties the requisite notice and hearing).  (Emphasis in

original)).

     The Court's order of October 29 is bereft of any evidence

suggesting that exigent circumstances requiring the drastic

action taken are present.  Most of the concerns described by the

Court in its order of October 29 are concerns that relate to the terms of the Settlement Agreement.  That Settlement Agreement is

expressly contingent upon entry of an order of approval by the

Court.  The terms of the Settlement Agreement could have no

effect whatever absent such approval.  Thus, the "looming issue"

of divestiture of the non-profit assets from the present

enterprise can be fully and adequately resolved in the connection with proceedings on the forthcoming Motion for Approval of the

Settlement Agreement.

     The only statement in the Court's order that attempts to

show an immediate need for appointment of a Receiver or Custodian is the statement that, "the Court finds that it is not in the public interest to have the Blue Cross/RightCHOICE management controlling the non-profit assets while the settlement agreement is under review."  The Court does not identify any fact to

support this conclusion.  The "non-profit assets" are not about to be dissipated.  If it is the Court's concern that Blue Cross might sell its RightCHOICE stock during the pendency of this proceeding without notice to or approval by the Court, the

Court's concern is unfounded.  Rather, the proposed Settlement

Agreement, obligating Blue Cross, if the conditions precedent are satisfied, to deliver that stock for the benefit of the

Foundation, would preclude exactly this result.

     The Court's order is silent on what other form of

dissipation of assets might occur.  Elsewhere in its order, the

Court makes reference to stock options.  Only one employee has ever exercised his RightCHOICE stock options.  That employee, on departure from the company in August of this year, exercised his vested right to buy 1,426 shares and immediately resold them.

His total gain was $633.25.

     Under RightCHOICE's stock option plan, options not exercised within ninety days following termination of employment are

cancelled.  For that reason, many of the former officers and employees of RightCHOICE now hold no stock options, and have never exercised any options.  That is true of Roy Heimburger, who was CEO of Blue Cross at the time RightCHOICE was created.

     All outstanding RightCHOICE stock options were issued at

exercise prices in excess of the present per share stock price.

Blue Cross will demonstrate that stock options have been granted in reasonable amounts consistent with industry norms, and that they are designed to increase the asset value of Blue Cross

rather than diminish it.  Nonetheless, to avoid exposing the post-

settlement RightCHOICE to claims for breach of contract, it was necessary to include in the settlement documents provisions for survival of the stock options.

     The Court expresses concern that the same management

responsible for the 1994 reorganization remains in control.  This ignores the fact that at the senior executive level there have been significant changes since that time, and that the Settlement

Agreement manifests an intention to take Blue Cross in a

direction different from that which was followed in 1994.  These changes include the appointment of a new President who had no involvement whatsoever in the 1994 reorganization of Blue Cross.

     The Court's concern that the negotiations leading up to the

Settlement Agreement were not conducted at arm's length is

unfounded, as those who participated in those protracted and difficult negotiations can attest.  The negotiations began in late 1997, with the settlement framework publicly announced in

April 1998.  The agreements were only finalized and signed on

September 20.  In addition to their counsel in the case at bar,

both the Department of Insurance and the Attorney General were represented and advised by able outside counsel (the

Sonnenschein, Nath & Rosenthal firm for the Attorney General and

Cantilo, Maisel & Hubbard, L.L.P. for the Department).  The

Attorney General and the Department of Insurance throughout the negotiations advocated terms that would maximize the value to be received by the Missouri Foundation for Health as the ultimate non-profit beneficiary of Blue Cross.  Throughout, the Attorney

General sought the input of the public interest groups that have participated in this litigation as amici curiae, and most, if not all, of the concerns raised by those groups have been directly addressed in the Settlement Agreement.

     The Court's concern that the Settlement Agreement might not be subject to full scrutiny because no party before the Court will take a position opposed to it is unfounded.  The Court

expresses concern about the absence of a party "willing to take an adversarial role."  It is not surprising that, in a case where a settlement has been reached as the result of intense arm's length bargaining among all parties, all parties will then be before the Court as proponents of their settlement.  The parties have always anticipated that the settlement approval process will be conducted in public, with ample publicity and full notice to all interested parties.  Any party with standing to object will have the full opportunity to do so and to come before the Court and argue that the settlement ought not to be implemented.  Even absent objection, the Court has full authority to appoint such counsel and experts as are necessary to advise the Court on the issues.

     The Court has concluded, based on its reading of the

Settlement Agreement and supporting documents, that there are a number of provisions that give cause for concern about the

fairness of the settlement.  While those concerns are best

addressed in the context of a Motion for Approval of Settlement

Agreement, further explanation at this point will serve to

demonstrate that nothing in the terms of the Settlement Agreement sustains an inference that the Agreement is so one-sided as to warrant appointment of a receiver or custodian.

Valuation

     A primary concern of the Court is the issue of valuation.

It is apparently the concern of the Court that the settlement unduly favors RightCHOICE over Blue Cross (or the Foundation) on valuation issues.  The Court states that when RightCHOICE was organized in 1994 "Blue Cross transferred the bulk of its

business to Right Choice in exchange for which Blue Cross

received 80% of Right Choice's stock."  (Order at 2).  The

consideration received by Blue Cross for the assets transferred to RightCHOICE in 1994 was in fact 100% of RightCHOICE's stock.

Thereafter, RightCHOICE sold a slightly less than 20% interest in itself to public shareholders, who paid fair value for their shares in the open market.  RightCHOICE netted more than $30 million from the sale, so that Blue Cross' 80% ownership interest after the initial public offering was at least equal in value to the 100% of RightCHOICE that it owned before the offering.

     The Court appears to have concluded that the $175,000 in

cash to be received by the Foundation in the settlement

transaction is intended as compensation for "the lucrative

insurance business transferred to RightCHOICE."  (Order at 3).

This misconstrues the role of the $175,000 cash payment.

     The $175,000 is simply intended to provide cash to the

Foundation to meet its initial need for cash.  Immediately

following consummation of the settlement transactions, as the

Settlement Agreement contemplates, the Foundation can and will begin the process of orderly sale of shares on the open market to raise cash.

     The Court asserts that none of the parties will offer

evidence of the fair market value of RightCHOICE.  To the

contrary, Blue Cross is prepared to offer evidence on the

valuation issue.  The parties are also fully prepared to address any opinions provided by A.G.Edwards on that issue.  They are prepared to demonstrate to the Court that the value to be

received by the Foundation more than meets any applicable legal standard.

Concerns about Sale of the Company and the Protection of

Management

     The Court questions certain provisions of the Settlement

Agreement that limit the ability of the Foundation to vote the shares to be received, out of concern that those provisions are intended to preserve incumbent management and avoid a sale of

RightCHOICE rather than serve the public interest.  The purpose of the questioned provisions is not to preserve the jobs of

incumbent management, but to preserve the Blue Cross and Blue

Shield licenses and maximize any value received on the sale of

RightCHOICE shares.

     The Blue Cross and Blue Shield License Agreements under

which RightCHOICE would operate after implementation of the

proposed settlement would restrict the percentage of the stock of

RightCHOICE that may be owned by any one individual or

institution.  These provisions are not unique to RightCHOICE.

The license agreements of all other for profit Blue Cross and

Blue Shield plans contain the same ownership restrictions.  All parties to the settlement negotiations deemed preservation of the licenses sufficiently important to warrant compliance with the

Association's ownership restrictions, so those restrictions have been incorporated into the Articles of Incorporation and Bylaws of the post-settlement RightCHOICE.

     The Association's restrictions are designed to preserve the licensee's independence from any control or influence by any particular economic interest or other special interest that might impair the licensee's ability to (i) exercise independent

judgment as to the programs that will best meet the needs of the communities in the areas for which it is responsible, or

(ii) function as an integral part of a unique system that depends upon the cooperative efforts of independent members to provide

Blue Cross/Blue Shield coverage on a nationwide basis.  The

restrictions will be contained in Article VII of the Certificate of Incorporation of post-settlement RightCHOICE (See Settlement

Agreement, Exhibit C), and will prevent any noninstitutional investor from owning 5% or more of the voting power of

RightCHOICE, any institutional investor from owning 10% or more of the voting power, and any investor of any sort from owning 20%

or more of the equity securities of RightCHOICE.

     The Association is willing to waive the ownership

restrictions as to the Health Foundation(3) if certain conditions are satisfied.  One such condition requires that all voting

shares of post-settlement RightCHOICE owned by the Foundation must be subject to a voting trust acceptable to the Association.

The settlement documents were designed to accommodate the

Association's concerns in this regard and nothing more.  The voting trust is modeled after the voting trust approved by the

Association in connection with the conversion of the California

Blue Cross Plan.

     The Court's concern that these restrictions somehow would

offer RightCHOICE incumbent management long-term job security is unfounded.  The Court asks, "Are the same people who diverted

Blue Cross from its non-profit purposes seeking to preserve their power and position from the inside while making it appear on the outside if there will be a substantial divestiture of control?"

The simple answer to this question is "no."  As noted above,

there have been significant changes at the upper management level since 1994.  Moreover, protecting the jobs of current management is not the motivation for the Settlement Agreement, and the

agreement offers no such guarantees.

     The Foundation's shares are only subject to the voting trust as long as they are owned by the Foundation.  The day after the settlement closes, the Foundation could exercise its demand

registration rights and commence the sale into the public markets through underwritten public offerings of shares sufficient to reduce the Foundation's stake in RightCHOICE below 50%.  At that point, the public shareholders would control the RightCHOICE

Board and RightCHOICE management would be subject to the same risk of termination as the management of any publicly held

company.  Thus, management is willing to bet their continued

employment on their continued performance.

     The Court concludes that sections 5.04 and 5.05 of the

proposed voting trust and would "freeze the Foundation out of any meaningful role in the sale of the [new RightCHOICE] stock."

(Order at 2).  This ignores the fact that, at the insistence of the Attorney General and the Department of Insurance, the voting trust provides that the trustee is obligated to vote the shares as directed by the Foundation on any transaction that would

result in a change of control of RightCHOICE.  (See  section 4.03(c),

Bates No. 000307).  As long as the Foundation owns more than 50%

of the total shares outstanding, this provision gives the

Foundation a veto right over any sale of RightCHOICE.  A right of veto is a "meaningful" role.

     The settlement documents divide control over any sale of

post-settlement RightCHOICE in the manner in which the charters of many publicly held companies do.  Purchase offers must be approved by the Board of Directors of the company, and

recommended to the shareholders for approval.  The shareholders then have the ultimate right to approve or disapprove the

proposed transaction.  Management's current compensation

arrangements are designed to reward them for a successful sale of the company, as is customary in publicly traded companies.

Experience shows, and Blue Cross will prove, that all of these provisions are designed to maximize shareholder value.

     The Court assumes that the voting trustee will be controlled by RightCHOICE.  In fact, the initial trustee will be approved by both RightCHOICE and the Foundation, and must meet a number of qualifications designed to insure financial strength and

independence (see section 8.05, Bates No. 000312).  The Attorney

General and the Department of Insurance required these

provisions.

Selection of Foundation Board Members

     The Court expresses concern that the initial members of the

Foundation's Board will be appointed by elected officials.

(Order at 5).  To avoid any possible criticism that Board members might not be qualified or might be unduly subject to political influence, the proposed Bylaws for the Foundation contain

detailed provisions governing the qualifications of the

Foundation's directors, including the initial appointees.  (See

Article 4.2.4 of the Bylaws, Bates No. 000039).  For example,

each director must possess expertise in one or more areas

directly relevant to the Health Foundation's purposes: provision of health care, asset management and investment strategy,

philanthropic administration or public health care.  No director may be an officer, agent, employee or independent contractor of any governmental authority whatsoever, whether federal, state or local.  Subsequent directors will be elected by the existing

Board from among those persons nominated by a Community Advisory

Committee.  The Community Advisory Committee will itself be

jointly appointed by the Governor and the Attorney General, after consultation with "community representatives from the communities to be served" by the Health Foundation (See Bylaws, Exhibit B to

Settlement Agreement, Article 5.1.5, Bates 000044).  The

Community Advisory Committee will nominate five (5) candidates for each vacancy.  In arriving at its nominations, the Community

Advisory Committee must follow a process and apply selection criteria set forth in Section 5.1.5 of the Bylaws.

     In negotiating the Settlement Agreement, the parties had no interest in a process by which Foundation directors were selected under a process of "politics as usual."  The parties recognized that such a process would not be in the public interest, and would be no more palatable to the Court than to them.  It was for that reason that the foregoing criteria for directors were

established.  To that same end, the Attorney General has begun a search for qualified directors willing to serve in the event that the settlement receives court approval.  It is the expectation of the parties that at the time the Settlement Agreement is

presented to the Court for approval, they will be able to inform the Court of the identity of at least some of the initial

directors, and so persuade the Court that the selection of

qualified directors will not be a problem.

Release Issues

     This is a settlement.  Settlements customarily involve

releases.  Whether the releases to be given are fair and

reasonable as part of the overall settlement can only be

determined after a hearing on the motion for approval of the settlement.  The presence of releases alone, however, should hardly give rise to concern that the settlement is inherently unfair.

     The Court expresses surprise that releases are being given to the Attorney General and the Department of Insurance.  Blue

Cross was asked by outside counsel to the Department of Insurance for releases and agreed to give them.  In light of the fact that a principal purpose of this settlement is to end the adversarial relationship that has existed between Blue Cross and RightCHOICE on one hand and its regulators on the other, it is not surprising that such releases should be given.

     The Court suggests that the settlement should be "closely

scrutinized by independent experts and weighed by persons with no stake in the agreement."  Blue Cross fully agrees.  There will be ample opportunity to conduct that process during the course of proceedings on a Motion for Approval of the Settlement Agreement.

These concerns afford no reason for appointment of a Receiver pendente lite.

V.   PRESERVATION OF THE ASSETS OF BLUE CROSS AND CAREFUL REVIEW
     OF THE SETTLEMENT CAN BE ACCOMPLISHED WITHOUT APPOINTMENT OF
     A RECEIVER/CUSTODIAN.

     As stated, Blue Cross welcomes review of the Settlement

Agreement.  Blue Cross welcomes the opportunity, at the

appropriate time, to present to such financial and legal advisers as the Court might select full information about the settlement and its terms.  It is Blue Cross' objective, just as it is the

Court's, to realize the maximum value for the appropriate

recipient of the assets.  The first step in this process, and a necessary step to restore the value of those assets, is a

declaration that the October 29 order is void ab initio.

                                 CONCLUSION

     For the reasons stated, the Motion to Vacate should be

granted.


                              LEWIS, RICE & FINGERSH, L.C.


                              By   /s/ Richard A. Ahrens
                                   John J. Riffle, #30578
                                   Richard A. Ahrens, #24757

                              500 North Broadway, Suite 2000
                              St. Louis, Missouri  63102
                              (314) 444-7600

                              Attorneys for Plaintiff
                              Blue Cross and Blue Shield of Missouri

                           CERTIFICATE OF SERVICE

     This is to certify that the foregoing was sent via U.S.
First Class mail, this /s/2d day of November, 1998, to:

A. W. McPherson                    HAND DELIVERY
Acting Director of Insurance
Missouri Department of Insurance
301 West High Street
Jefferson City, MO  65102

Eleanor Hamburger                  U.S. MAIL
Jeanne Finberg
Consumers Union of U.S., Inc.
West Coast Regional Office
1535 Mission Street
San Francisco, CA  94103

Richard G. Callahan                HAND DELIVERY
Dori J. Drummond
Missouri Department of Insurance
301 West High Street, Room 630
Jefferson City, MO  65102-0690

Patrick H. Cantilo, P.C.           U.S. MAIL
Bryan R. Newcombe
Pierre J. Riou
Cantilo, Maisel & Hubbard, L.L.P.
111 Congress Avenue, Suite 1700
Austin, TX  78701

Marshall Wilson                    HAND DELIVERY
Bennett C. Rushkoff
Paul Wilson
Counsel for Jeremiah W. (Jay) Nixon, Attorney General
P.O. Box 899
Supreme Court Building
Jefferson City, MO  65102

Richard S. Brownlee, III           U.S. MAIL
Hendren & Andrae
235 East High Street
Jefferson City, MO  65102

Stuart R. Berkowitz                U.S. MAIL
Platke and Berkowitz
520 N. Skinker
St. Louis, MO  63130

Irving Achtenberg                  U.S. MAIL
Achtenberg and Achtenberg, P.C.
4901 Main Street
Kansas City, MO  64112

Ann B. Lever                       U.S. MAIL
Joel D. Ferber
Legal Services of Eastern Missouri
4232 Forest Park Avenue
St. Louis, MO  63108

Robert G. Russell, Esq.            U.S. MAIL
Wesner, Kempton, Russell and Dominique
114 East 5th Street
Sedalia, MO  65302

Dale C. Doerhoff, Esq.             HAND DELIVERY
Cook Vetter Doerhoff & Landwehr
231 Madison Street
Jefferson City, MO  65101

James W. Gallaher, Esq.            HAND DELIVERY
Carson & Coil, P.C.
515 East High Street
Jefferson City, MO  65102


                                   /s/ Richard A. Ahrens

    (1) There are two separate license agreements, one for the Blue Cross names and marks and one for the Blue Shield names and
marks.   The  Blue Cross license agreement is Exhibit  1  hereto.
The terms are identical.


    (2) That Circuit Court has very recently entered its order dismissing that action for lack of standing, but has not yet entered a judgment denominated as such disposing of the case. Sarkis' counsel has stated an intention to file postjudgment motions.


    (3)  The Association had expressed its willingness to waive the
restrictions  prior  to the Court's order of  October  29.   Blue
Cross is unaware what effect the order might have had on the Association's position on the waiver question.


                        BLUE CROSS LICENSE AGREEMENT


     This agreement by and between Blue Cross and Blue Shield
Association ("BCBSA") and The Blue Cross Plan, known as Blue Cross and Blue Shield of Missouri (the "Plan").

                                 Preamble

     WHEREAS, the Plan and/or its predecessor(s) in interest
(collectively the "Plan") had the right to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") for health care plans in its service area, which was essentially local in nature;

     WHEREAS, the Plan was desirous of assuring nationwide protection of the Licensed Marks, maintaining uniform quality controls among Plans, facilitating the provision of cost effective health care services to the public and otherwise benefiting the public;

     WHEREAS, to better attain such ends, the Plan and the predecessor of BCBSA in 1972 simultaneously executed the BCA License Agreement(s) and the Ownership Agreement; and

     WHEREAS, BCBSA and the Plan desire to supercede said Agreement(s) to reflect their current practices and to assure the continued integrity of the Licensed Marks and of the BLUE CROSS system;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              Agreement

     1. BCBSA hereby grants to the Plan, upon the terms and conditions of this License Agreement, the right to use BLUE CROSS in its trade and/or corporate name (the "Licensed Name"), and the right to use the Licensed Marks, in the sale, marketing and administration of health care plans and related services in the Service Area set forth and defined in paragraph 5 below. As used herein, health care plans and related services shall include acting as a nonprofit health care plan, a for-profit health care plan, or mutual health insurer operating on a not-for-profit or for-profit basis, under state law; financing access to health care services; providing health care management and administration; administering, but not underwriting, non-health portions of Worker's Compensation insurance; and delivering health care services.

     2. The Plan may use the Licensed Marks and Name in connection with the offering of: a) health care plans and related services in the Service Area through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the "Controlled Affiliate License Agreement") and: b) insurance coverages offered by life insurers under the applicable law in the Service Area, other than those which the Plan may offer in its own name, provided through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1A hereto (the "Controlled Affiliate License Agreement Applicable to Life Insurance Companies") and further provided that the offering of such services does not and will not dilute or tarnish the unique value of the Licensed Marks and Name; and c) administration and underwriting of Workers' Compensation Insurance Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the "Controlled Affiliate License.") With respect to any HMO previously sublicensed as provided in a License Addendum between BCBSA and the Plan, the Plan shall have one (1) year from the date hereof to obtain execution of the direct license required herein. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner that it is subject to the bona fide control of a Plan or Plans and, if the entity meets the standards of subparagraph B but not subparagraph A of this paragraph, the entity, its owners, and persons with authority to select or appoint members or board members, other than a Plan or Plans, have received written approval of BCBSA. Absent written approval by BCBSA of an alternative method of control, bona fide control shall mean:

     A. The legal authority, directly or indirectly through wholly-owned subsidiaries: (a) to select members of the Controlled Affiliate's governing body having not less than 51% voting control thereof, (b) to exercise operational control with respect to the governance thereof; and (c) to prevent any change in its articles of incorporation, bylaws or other governing documents deemed inappropriate. In addition, a Plan or Plans shall own at least 51% of any for-profit Controlled Affiliate; or

     B. The legal authority directly or indirectly through wholly-owned subsidiaries (a) to select members of the Controlled Affiliate's governing body having not less than 50% voting control; (b) the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur; (c) at least equal control over the operations of the Controlled Affiliate; and (d) to concur before the Controlled Affiliate can:

                                          Amended as of November 20, 1997

               1.   Change its legal and/or trade name;

               2.   Change the geographic area in which it operates;

               3.   Change the types of businesses in which it engages;

               4. Create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

               5. Sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

               6. Make any loans or advances except in the ordinary course of business;

               7. Enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners of the Controlled Affiliate or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

               8. Conduct any business other than under the Licensed Marks and Name;

               9. Take any action that Plan or BCBSA reasonably believes will adversely affect the Licensed Marks or Names.


                                           Amended as of November 20, 1997


     3. The Plan may engage in activities not required by BCBSA to be directly licensed through Controlled Affiliates and may indicate its relationship thereto by use of the Licensed Name as a tag line, provided that the engaging in such activities does not and will not dilute or tarnish the unique value of the Licensed Marks and Name and further provided that such tag line use is not in a manner likely to cause confusion or mistake. Consistent with the avoidance of confusion or mistake, each tag line use of the Plan's Licensed Name: (a) shall be in the style and manner specified by BCBSA from time-to-time;
(b) shall not include the design service marks; (c) shall not be in a manner to import more than the Plan's mere ownership of the Controlled Affiliate; and (d) shall be restricted to the Service Area. No rights are hereby created in any Controlled Affiliate to use the Licensed Name in its own name or otherwise. At least annually, the Plan shall provide BCBSA with representative samples of each such use of its Licensed Name pursuant to the foregoing conditions.

     4. The Plan recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Plan further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide. The Plan agrees (a) to maintain in good standing its membership in BCBSA; (b) promptly to pay its dues to BCBSA, said dues to represent the royalties for this License Agreement;
(c) materially to comply with all applicable laws; (d) to comply with the Membership Standards Applicable to Regular Members of BCBSA, a current copy of which is attached as Exhibit 2 hereto; and
(e) reasonably to permit BCBSA, upon a written, good faith request and during reasonable business hours, to inspect the Plan's books and records necessary to ascertain compliance herewith. As to other Plans and third parties, BCBSA shall maintain the confidentiality of all documents and information furnished by the Plan pursuant hereto, or pursuant to the Membership Standards, and clearly designated by the Plan as containing proprietary information of the Plan.

     5. The rights hereby granted are exclusive to the Plan within the geographical area(s) served by the Plan on June 30, 1972, and/or as to which the Plan has been granted a subsequent license, which is hereby defined as the "Service Area," except that BCBSA reserves the right to use the Licensed Marks in said Service Area, and except to the extent that said Service Area may overlap areas served by one or more other licensed Blue Shield Plans as of said date or subsequent license, as to which overlapping areas the rights hereby granted are nonexclusive as to such other Plan or Plans only.

                                           Amended as of November 20, 1997

     6. Except as expressly provided by BCBSA with respect to National Accounts, Government Programs and certain other necessary and collateral uses, the current rules and regulations governing which are attached as Exhibit 3 and Exhibit 4 hereto, or as expressly provided herein, the Plan may not use the Licensed Marks and Name outside the Service Area or in connection with other goods and services nor may the Plan use the Licensed Marks or Name in a manner which is intended to transfer in the Service Area the goodwill associated therewith to another mark or name. Nothing herein shall be construed to prevent the Plan from engaging in lawful activity anywhere under other marks and names not confusingly similar to the Licensed Marks and Name, provided that engaging in such activity does and will not dilute or tarnish the unique value of the Licensed Marks and Name.

     7. The Plan agrees that it will display the Licensed Marks and Name only in such form, style and manner as shall be specifically prescribed by BCBSA from time-to-time in regulations of general application in order to prevent impairment of the distinctiveness of the Licensed Marks and Name and the goodwill pertaining thereto. The Plan shall cause to appear on all materials on or in connection with which the Licensed Marks or Name are used such legends, markings and notices as BCBSA may reasonably request in order to give appropriate notice of service mark or other proprietary rights therein or pertaining thereto.

     8. BCBSA agrees that: (a) it will not grant any other license effective during the term of this License Agreement for the use of the Licensed Marks or Name which is inconsistent with the rights granted to the Plan hereunder; and (b) it will not itself use the Licensed Marks in derogation of the rights of the Plan or in a manner to deprive the Plan of the full benefits of this License Agreement. The Plan agrees that it will not attack the title of BCBSA in and to the Licensed Marks or Name or attack the validity of the Licensed Marks or of this License Agreement. The Plan further agrees that all use by it of the Licensed Marks and Name or any similar mark or name shall inure to the benefit of BCBSA, and the Plan shall cooperate with BCBSA in effectuating the assignment to BCBSA of any service mark or trademark registrations of the Licensed Marks or any similar mark or name held by the Plan or a Controlled Affiliate of the Plan, all or any portion of which registration consists of the Licensed Marks.


     9. (a). Should the Plan fail to comply with the provisions of paragraphs 2-4, 6, 7 and/or 12, and not cure such failure within thirty
(30) days of receiving written notice thereof (or commence curing such failure within such thirty day period and continue diligent efforts to complete the curing of such failure if such curing cannot reasonably be completed within such thirty day period), BCBSA shall have the right to issue a notice that the Plan is in a state of noncompliance. Except as to the termination of a Plan's License Agreement or the merger of two or more Plans, disputes as to noncompliance, and all other disputes between or among BCBSA, the Plan, other Plans and/or Controlled Affiliates, shall be submitted promptly to mediation and mandatory dispute resolution pursuant to the rules and regulations of BCBSA, a current copy of which is attached as Exhibit 5 hereto, and shall be timely presented and resolved. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. If a state of noncompliance as aforesaid is undisputed by the Plan or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the License Agreement. Except, however, as provided in paragraphs 9(d)(iii) and 15(a)(i)-(viii) below, no Plan's license to use the Licensed Marks and Name may be finally terminated for any reason without the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.

          (b). Notwithstanding any other provision of this License Agreement, a Plan's license to use the Licensed Marks and Name may be forthwith terminated by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice for: (i) failure to comply with any minimum capital or liquidity requirement under the Membership Standard on Financial Responsibility; or (ii) impending financial insolvency; or (iii) the pendency of any action instituted against the Plan seeking its dissolution or liquidation or its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property of business, unless this License Agreement has been earlier terminated under paragraph 15(a); or (iv) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans and/or the Licensed Marks.

          (c).  To the extent not otherwise provided therein, neither:
(i) the Membership Standards Applicable to Regular Members of BCBSA; nor (ii) the rules and regulations governing National Accounts, Government Programs and certain other uses; nor (iii) the rules and regulations governing mediation and mandatory dispute resolution, may be amended unless and until each such amendment is first adopted by the affirmative vote of three-fourths of the Plans and of three-fourths of the total then current weighted vote of all the Plans.

                                           Amended as of November 20, 1997

     9. (d). The Plan may operate as a for-profit company on the following conditions:

     (i) The Plan shall discharge all responsibilities which it has to the Association and to other Plans by virtue of this Agreement and the Plan's membership in BCBSA.

     (ii) The Plan shall not use the licensed Marks and Name, or any derivative thereof, as part of its legal name or any symbol used to identify the Plan in any securities market. The Plan shall use the licensed Marks and Name as part of its trade name within its service area for the sale, marketing and administration of health care and related services in the service area.

     (iii) The Plan's license to use the Licensed Marks and Name shall automatically terminate effective: (a) thirty days after the Plan knows, or there is an SEC filing indicating that, any Institutional Investor, has become the Beneficial Owner of securities representing 10% or more of the voting power of the Plan ("Excess Institutional Voters), unless such Excess Institutional Voter shall cease to be an Excess Institutional Voter prior to such automatic termination becoming effective; (b) thirty days after the Plan knows, or there is an SEC filing indicating that, any Noninstitutional Investor has become the Beneficial Owner of securities representing 5% or more of the voting power of the Plan ("Excess Noninstitutional Voter") unless such Excess Noninstitutional Voter shall cease to be an Excess Noninstitutional Voter prior to such automatic termination becoming effective; (c) thirty days after the Plan knows, or there is an SEC filing indicating that, any Person has become the Beneficial Owner of 20% or more of the Plan's then outstanding common stock or other equity securities which (either by themselves or in combination) represent an ownership interest of 20% or more pursuant to determinations made under paragraph 9(d)(iv) below ("Excess Owner"), unless such Excess Owner shall cease to be an Excess Owner prior to such automatic termination becoming effective; (d) ten business days after individuals who at the time the Plan went public constituted the Board of Directors of the Plan (together with any new directors whose election to the Board was approved by a vote of 2/3 of the directors then still in office who were directors at the time the Plan went public or whose election or nomination was previously so approved) (the "Continuing Directors") cease for any reason to constitute a majority of the Board of Directors; or (e) ten business days after the Plan consolidates with or merges with or into any person or conveys, assigns, transfers or sells all or substantially all of its assets to any person other than a merger in which the Plan is the surviving entity and immediately after which merger, no person is an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess
Owner: provided that, if requested by the affected Plan in a writing received by BCBSA prior to such automatic termination becoming effective, the provisions of this paragraph 9(d)(iii) may be waived, in whole or in part,

                                          Amended as of September 17, 1997


upon the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. Any waiver so granted may be conditioned upon such additional requirements (including but not limited to imposing new and independent grounds for termination of this License) as shall be approved by the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. If a timely waiver request is received, no automatic termination shall become effective until the later of (1) the conclusion of the applicable time period specified in paragraphs 9(d)(ii)(a)-(d) above, or (2) the conclusion of the first Member Plan meeting after receipt of such a waiver request.

In the event that the Plan's license to use the Licensed Marks and Name is terminated pursuant to this Paragraph 9(d)(iii), the license may be reinstated in BCBSA's sole discretion if, within 30 days of the date of such termination, the Plan demonstrates that the Person referred to in clause (a), (b) or (c) of the preceding paragraph is no longer an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner.

     (iv) The Plan shall not issue any class or series of security other than (i) shares of common stock having identical terms or options or derivatives of such common stock, (ii) non-voting, non-convertible debt securities or (iii) such other securities as the Plan may approve, provided that BCBSA receives notice at least thirty days prior to the issuance of such securities, including a description of the terms for such securities, and BCBSA shall have the authority to determine how such other securities will be counted in determining whether any Person is an Excess Institutional Voter, Excess Noninstitutional, Voter or an Excess Owner.

     (v) For purposes of paragraph 9(d)(iii), the following definitions shall apply:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on November 17, 1993 (the "Exchange Act").

          (b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i)  which such Person or any of such Person's
          Affiliates or Associates beneficially owns, directly or indirectly;

                                            Amended as of September 17, 1997


               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement. arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or
          (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
          Schedule 13D under the Exchange Act (or any comparable or successor report): or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of any securities of the Plan.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Plan, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (c) A Person shall be deemed an "Institutional Investors" if (but only if) such Person (i) is an entity or group identified in the SEC's Rule 13d-1(b)(1) (ii) as constituted on June 1, 1997, and (ii) every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) with respect to such Person's Beneficial Ownership of Plan securities shall have contained a certification identical to the one required by item 10 of SEC Schedule 13G as constituted on June 1, 1997.

                                           Amended as of September 17, 1997



          (d) Noninstitutional Investor" means any Person who is not an Institutional Investor.

          (e) "Person" shall mean any individual, firm, partnership. corporation, trust association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.


                                           Amended as of September 17,1997


     10. This License Agreement shall remain in effect: (a) until terminated as provided herein; or (b) until this and all such other License Agreements are terminated by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans; or (c) until termination of the aforesaid Ownership Agreement; or (d) until terminated by the Plan upon six (6) months written notice to BCBSA.

     11. Except as otherwise provided in paragraph 15 below or by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans, or unless this and all such other License Agreements are simultaneously terminated by force of law, the termination of this License Agreement for any reason whatsoever shall cause the reversion to BCBSA of all rights in and to the Licensed Marks and Name, and the Plan agrees that it will promptly discontinue all use of the Licensed Marks and Name, will not use them thereafter, and will promptly, upon written notice from BCBSA, change its corporate name so as to eliminate the Licensed Name therefrom.

     12. The license hereby granted to Plan to use the Licensed Marks and Name is and shall be personal to the Plan so licensed and shall not be assignable by any act of the Plan, directly or indirectly, without the written consent of BCBSA. Said license shall not be assignable by operation of law, nor shall Plan mortgage or part with possession or control of this license or any right hereunder, and the Plan shall have no right to grant any sublicensee to use the Licensed Marks and Name.

     13. BCBSA shall maintain appropriate service mark registrations of the Licensed Marks and BCBSA shall take such lawful steps and proceedings as may be necessary or proper to prevent use of the Licensed Marks by any person who is not authorized to use the same. Any actions or proceedings undertaken by BCBSA under the provisions of this paragraph shall be at BCBSA's sole cost and expense. BCBSA shall have the sole right to determine whether or not any legal action shall be taken on account of unauthorized use of the Licensed Marks, such right not to be unreasonably exercised. The Plan shall report any unlawful usage of the Licensed Marks to BCBSA in writing and agrees, free of charge, to cooperate fully with BCBSA's program of enforcing and protecting the service mark rights, trade name rights and other rights in the Licensed Marks.


     14. The Plan hereby agrees to save, defend, Indemnify and hold BCBSA and any other Plan(s) harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise exclusively and directly as a result of the activities of the Plan. BCBSA hereby agrees to save, defend, indemnify and hold the Plan and any other Plan(s) harmless from and against all claims damages, liabilities and costs of every kind, nature and description which may arise exclusively and directly as a result of the activities of BCBSA.

     15. (a). This Agreement shall automatically terminate upon the occurrence of any of the following events: (i) a voluntary petition shall be filed by the Plan or by BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against the Plan or BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Plan or BCBSA respectively, or (iii) an order for relief is entered against the Plan or BCBSA in any case under the bankruptcy laws of the United States, or the Plan or BCBSA is adjudged bankrupt or insolvent (as that term is defined in the Uniform Commercial Code as enacted in the state of Illinois) by any court of competent jurisdiction, or (iv) the Plan or BCBSA makes a general assignment of its assets for the benefit of creditors, or (v) the Department of Insurance or other regulatory agency assumes control of the Plan or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or
(vii) an action is instituted by any governmental entity or officer against the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Plan or BCBSA respectively, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association's Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of the Plan's or BCBSA's property or business is appointed, or (ix) the Plan shall fail to pay its dues and shall not cure such failure within thirty (30) days of receiving written notice thereof. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Plan's or BCBSA's property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 15(a)(vii) and (viii) of this Agreement.

                                                Amended November 20, 1997

          (b). BCBSA, or the Plans (as provided and in addition to the rights conferred in Paragraph 10(b) above), may terminate this Agreement immediately upon written notice upon the occurrence of either of the following events: (a) the Plan or BCBSA becomes insolvent (as that term is defined in the Uniform Commercial Code enacted in the state of Illinois), or (b) any final judgment against the Plan or BCBSA remains unsatisfied or unbonded of record for a period of sixty (60) days or longer.

          (c). If this License Agreement is terminated as to BCBSA for any reason stated in subparagraphs 15(a) and (b) above, the ownership of the Licensed Marks shall revert to each of the Plans as provided in the Ownership Agreement.

          (d). Upon termination of this License Agreement or any Controlled Affiliate License Agreement of a Larger Controlled Affiliate, as defined in Exhibit 1 to this License Agreement:

               (i) The terminated entity shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold marketed, underwritten or administered by the terminated entity or its Controlled Affiliates under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination or, if termination is pursuant to paragraph 10(d) of this Agreement, within 15 days after the written notice to BCBSA described in paragraph 10(d).

               (ii) The terminated entity shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the terminated entity is involved (in a Control, Participating or Servicing capacity), identifying the national account and the terminated entity's role therein. For those accounts where the terminated entity is the Control Plan, the Plan must also indicate the Participating and Servicing Plans in the national account syndicate.

                                          Amended as of September 19, 1996


          (iii) Unless the cause of termination is an event stated in paragraph 15(a) or (b) above respecting BCBSA, the Plan and its Licensed Controlled Affiliates shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (a) the end of the last fiscal year of the terminated entity which ended prior to termination or (b) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph (d)(iii) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Plan to fall below 100% of the capital benchmark formula or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA, measured as of the date of termination and adjusted for the value of any transactions not made in the ordinary course of business.

          (iv) BCBSA shall have the right to audit the books and records of the terminated entity and its Licensed Controlled Affiliates to verify compliance with this paragraph 15(d).

                                           Amended as of September 19, 1996

          (v) As to a breach of 15 (d) (i), (ii), (iii) or (iv), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 15 (d) (i), (ii) or (iv) by the Plan, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

          (e). BCBSA shall be entitled to enjoin the Plan or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this License Agreement unless the License Agreement has been terminated pursuant to paragraph 10(d) of this Agreement upon the required six (6) month written notice.

          (f). BCBSA acknowledges that it is not the owner of assets of the Plan.

     16. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter herein, and contains all of the covenants and agreements of the parties as to the licensing of the Licensed Marks and Name. This Agreement may be amended only by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

     17. If any provision or any part of any provision of this Agreement is judicially declared unlawful, each and every other provision, or any part of any provision, shall continue in full force and effect notwithstanding such judicial declaration.

     18. No waiver by BCBSA or the Plan of any breach or default in performance on the part of BCBSA or the Plan or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

     19a. All notices provided for hereunder shall be in writing and shall be sent in duplicate by regular mail to BCBSA or the Plan at the address currently published for each by BCBSA and shall be marked respectively to the attention of the President and, if any, the General Counsel, of BCBSA or the Plan.

     19b. Except as provided in paragraphs 9(b), 9(d)(iii), 15(a), and 15(b) above, this Agreement may be terminated for a breach only upon at least 30 days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Member Plans.

                                           Amended as of November 20, 1997



     20. Nothing herein contained shall be construed to constitute the parties hereto as partners or joint venturers, or either as the agent of the other, and Plan shall have no right to bind or obligate BCBSA in any way, nor shall it represent that it has any right to do so. BCBSA shall have no liability to third parties with respect to any aspect of the business, activities, operations, products, or services of the Plan.

     21. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By  /s/ Mark A. Orloff

Title  /s/ Vice President

Date  /s/ 3/23/98


BLUE CROSS AND BLUE SHIELD OF MISSOURI

By  /s/ John A. O'Rourke

Title  President

Date  March 20, 1998


EXHIBIT 1

                                 BLUE CROSS
                    CONTROLLED AFFILIATE LICENSE AGREEMENT

     This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and ___________ ("Controlled Affiliate"), a Controlled
Affiliate of the Blue Cross Plan(s), known as ____________("Plan"), which is also a Party signatory hereto.

     WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS
Design service marks;

     WHEREAS, Plan and Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   GRANT OF LICENSE

     Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with:
(i) health care plans and related services and administering the non-health portion of workers' compensation insurance, and
(ii) underwriting the indemnity portion of workers' compensation insurance, provided that Controlled Affiliate's total premium revenue comprises less than 15 percent of the sponsoring Plan's net subscription revenue.

This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Controlled Affiliate may not use the Licensed Marks and Name in its legal name and may use the Licensed Marks and Name in its Trade Name only with the prior consent of BCBSA.

     2.   QUALITY CONTROL

     A. Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.

     B. Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

     C. Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Controlled
Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

     D. Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

     E. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)  If the Plan has 50 percent of the voting control of the Controlled
Affiliate:

     (a) the Plan must have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur;

     (b) the Plan must have at least equal control over the operations of the Controlled Affiliate;

     (c)  the Plan must concur in writing before the Controlled
     Affiliate can:

          (i)  change its legal and/or trade names;

          (ii) change the geographic area in which it operates;

          (iii) change the fundamental type(s) of business in which it engages;

          (iv) create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;
          (v) sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

          (vi) make any loans or advances except in the ordinary course of business;

          (vii) enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

          (viii) conduct any business other than under the Licensed Marks and Name;

          (ix) take any action that Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

(2) If the Plan has more than 50 percent voting control of the Controlled Affiliate:

     (a) the Plan must have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur;

     (b) the Plan must have control over the policy and operations of the Controlled Affiliate.

     3.   SERVICE MARK USE

     A. Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide.

     B. Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

     C. Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

     D. If Controlled Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Controlled Affiliate's advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Controlled Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Controlled Affiliate shall observe the Service Area limitations applicable to Plan.

     E. Controlled Affiliate shall use its best efforts in the Service Area to promote and build the value of the Licensed Marks and Name.

     4.   SUBLICENSING AND ASSIGNMENT

     Controlled Affiliate shall not, directly or indirectly, sublicense,. transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

     5.   INFRINGEMENT

     Controlled Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

     6.   LIABILITY INDEMNIFICATION

     Controlled Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Controlled Affiliate's rendering of services under the Licensed Marks and Name.

     7.   LICENSE TERM

     A. Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

     B. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that Plan ceases to be authorized to use the Licensed Marks and Name.

     C. Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice for:
(1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or
(2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Controlled Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(e); or (6) failure by a Controlled Affiliate that meets the standards of 2E(1) but not 2E(2) above to obtain BCBSA's written consent to a change in the identity of any owner, in the extent of ownership, or in the identity of any person or entity with the authority to select or appoint members or board members, provided that as to publicly traded Affiliates this provision shall apply only if the change affects a person or entity that owns at least 5% of the Affiliate's stock before or after the change; or (7) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

     D. Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such shiny day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

     E. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

     (1) Controlled Affiliate shall no longer comply with item 2(E) above;

     (2) Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

     (3) Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or
(v) the Department of Insurance or other regulatory agency assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or
(vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, an provided further, that the Association's Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Plan's or BCBSA's property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(e)(3)(vii) and
(viii) of this Agreement.

     F. Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.

     G. Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association's Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

     H. In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Controlled Affiliate is a Larger Controlled Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply:

     (1) The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

     (2) The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate's role therein.

     (3) Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan's license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Controlled Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the capital benchmark formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business.

     (4) BCBSA shall have the right to audit the books and records of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verity compliance with this paragraph 7.H.

     (5) As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

     I. In the event the Controlled Affiliate is a Smaller Controlled Affiliate (as defined in Exhibit A), the Controlled Affiliate agrees to be jointly liable for the amount described in H.3. hereof upon termination of the BCBSA license agreement of any Larger Controlled Affiliate of the Plan.

     J. BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan's license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan's license agreement upon the required 6 month written notice.

     K. BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

     L. In the event that the Plan has more than 50 percent voting control of the Controlled Affiliate under Paragraph 2(E)(2) above and is a Larger Controlled Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Blue Cross Plans which are Regular Members of BCBSA and three-fourths of the total then current weighted vote of all the Blue Cross Plans which are Regular Member Plans of BCBSA.

     8.   DISPUTE RESOLUTION

     The parties agree that any disputes between them or between or among either of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Cross and Blue Shield Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan's License from BCBSA to use the Licensed Marks and Name as Exhibits 5, 5A and 5B as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

     9.   LICENSE FEE

     Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

     10.  JOINT VENTURE

     Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.

     11.  NOTICES AND CORRESPONDENCE

     Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

     12.  COMPLETE AGREEMENT

     This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted rote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

     13.  SEVERABILITY

     If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

     14.  NONWAIVER

     No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.










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     15.  GOVERNING LAW

     This Agreement shall be governed by. and construed and interpreted in accordance with, the laws of the State of Illinois.

     16.  HEADINGS

     The headings inserted in this agreement are for convenience only and shall hare no bearing on the interpretation hereof.

     IN WITNESS WHEREOF, the panics have caused this License Agreement to be executed and effective as of the date of last signature written below.

Controlled Affiliate:

By:

Date:


Plan:

By:

Date:


BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:

Date: